Exhibit 99.1

Yulong Eco-Materials Limited Receives NASDAQ

Notice of Delisting

PINGDINGSHAN, China, April 5, 2017 /PRNewswire/ -- Yulong Eco-Materials Ltd. (NASDAQ: YECO) (“Yulong” or the “Company”), a vertically integrated manufacturer of eco-friendly building products located in Henan Province, today announced that on March 31, 2017, the Company received a determination letter (the “Letter”) from the NASDAQ Stock Market LLC (the “NASDAQ”) notifying the Company of the NASDAQ Staff’s determination (the “Determination”) to delist the Company’s securities from The NASDAQ Capital Market due to its failure to regain compliance with Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Annual Report on Form 10-K for the period ended June 30, and Quarterly Reports on Forms 10-Q for the periods ended September 30, and December 31, 2016, respectively (the “Delinquent Reports”). Pursuant to the Letter, unless the Company requests an appeal of the Determination by 4:00 Eastern Time on April 7, 2017, trading of the Company’s common stock will be suspended at the opening of business on April 11, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), causing the Company’s securities to be removed from listing and registration on The NASDAQ Stock Market.

On October 14 and November 22, 2016, the Company received two notification letters (the “Notice”) from NASDAQ advising the Company that it did not comply with the “Rule” because it had not filed its Annual Report on Form 10-K for the period ended June 30, and Quarterly Reports on Forms 10-Q for the periods ended September 30, and December 31, 2016, respectively. The Company was provided an exception until April 12, 2017, to regain compliance with the Rule. On March 24, 2017, the Company advised that it would be unable to regain compliance with the Rule by April 12, 2017. As of the date of this press release, the Company has not regained compliance with the Rule though it is in the process of preparing its annual report.

The Company intends to evaluate available options to resolve the deficiency and regain compliance with the Rule. The Company currently intends to request a hearing before a Hearings Panel (the “Panel”). Such a request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. At the hearing, the Company intends to present a plan to regain compliance with the Rule and request that the Panel allow the Company additional time within which to regain compliance. While the Company believes that it will be able to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on NASDAQ.

About Yulong Eco-Materials Ltd.

Yulong Eco-Materials Ltd. (“Yulong” or the “Company”) is incorporated in Cayman Island and is located in Pingdingshan City, Henan Province, China. Yulong is the leading producer of eco-friendly fly-ash bricks and concrete in Pingdingshan. The Company has a market share of 51% in the brick market and 30% in the concrete market in Pingdingshan in both fiscal year 2014 and 2013. The Company currently owns its assets and conducts its operations through its subsidiary, Zhengzhou Xing De Enterprise Management & Consulting Co., Ltd.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Company Contact:

Yulong Zhu, CEO

Email: yulongeco@163.com

Website: http://www.yulongecomaterials.com